SCHEDULE 14A
                              (Rule 14a-101)

                 INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                             (Amendment No.   )

Filed by Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           STEIN ROE ADVISOR TRUST
             (Name of Registrant as Specified in Its Charter)

            ______________________________________________
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         _______________________________________________________________
     (2) Aggregate number of securities to which transaction applies:
         _______________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________________________________________________________
     (4) Proposed maximum aggregate value of transaction:
          ______________________________________________________________
     (5) Total fee paid:
         _______________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount Previously Paid:
          ____________________________________________________
      (2) Form, Schedule or Registration Statement No.
          ____________________________________________________
      (3) Filing Party:
          ____________________________________________________
      (4) Date Filed:
          ____________________________________________________

--IMPORTANT INFORMATION ABOUT YOUR STEIN ROE ADVISOR FUND--

November, 1997

Dear Stein Roe Shareholder:

Enclosed in this envelope is a notice of a meeting of shareholders for one or more Stein Roe Advisor mutual funds in which you have invested, together with a proxy statement that provides you with information on matters to be
considered at the meeting.   We've also enclosed a proxy form
for each fund in which you are a shareholder. The proxy form is, in essence, a ballot that enables you to cast your vote by mail.

We've sent you these materials--and I am writing to you today--to seek your vote of approval for a proposal relating to the 12b-1 fee payable by your shares. Currently, the 12b-1 fee may be used only for distribution purposes. The proposal would allow the 12b-1 fee to pay for distribution as well as services, including relationship management services, retirement plan enrollment meetings, and preparation of educational materials. The trustees of your fund have unanimously recommended that you approve this proposal. It's important to note that this proposal would not change the rate of your shares' 12b-1 fee; the fee will remain at 0.25 percent of average annual net assets.

By their nature, proxy statements are technical and complex documents. While we've worked hard to make this proxy statement as easy to understand as possible, you may have additional questions. If so, please feel free to call our Stein Roe Advisor and Dealer Services group at 800-322-0593.

On behalf of your Stein Roe trustees, I ask for your approval of these important proposals. Please mark, date, sign and mail the enclosed proxy in the envelope provided so your vote may be cast at the meeting. As always, I thank you for investing with us.

Sincerely,

TIMOTHY K. ARMOUR
Timothy K. Armour
President

   Must be preceded or accompanied by a prospectus.
Liberty Financial Investments, Inc., Distributor. Member
SIPC.  11/97